PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2009

Securities Purchased


(1)
Name of Issuer
Simon Property Group

(2)
Description of Security (name, coupon, maturity, subordination, common stock, etc.)
Common Stock

(3)
Date of Purchase
05/07/2009

(4)
Date of Offering
05/07/2009

(5)
Unit Price
$50.00

(6)
Principal Amount of Total Offering
$1,000,000,000

(7)
Underwriting Spread (% and $)
$1.6250

(8)
Names of Syndicate Members
Merrill Lynch &
Co., J.P. Morgan,
Morgan Stanley,
Citi, Credit Suisse, ABN AMRO
Incorporated,
Calyon Securities
America Inc., ING
Wholesale, PNC
Capital Markets
LLC, Piper Jaffray, Scotia
Capital, Morgan
Keegan & Company,
Inc., Stifel Nicolaus, SunTrust
Robinson Humphrey

(9)
Dollar Amount of Purchase by the Portfolio
$225,000

(10)
% of Offering Purchased by Portfolio
0.0225%

(11)
% of Offering Purchased by Associated Accounts
2.4775%

(12)
% of Portfolio Assets Applied to Purchase
0.76%

(13)
Name(s) of Syndicate Members(s) from whom Purchased
Merrill Lynch

(14)
Name(s) of Affiliated Underwriter
Morgan Stanley